Exhibit 99.1

INSTALLED BUILDING PRODUCTS ANNOUNCES ACQUISITION OF TWO INSULATION INSTALLERS IN THE MID-ATLANTIC AND SOUTHEAST

- Combined Acquisitions Add Approximately $15 Million of Acquired Revenue -

Columbus, Ohio, June 1, 2015. Installed Building Products, Inc. (the “Company”) (NYSE: IBP), an industry-leading installer of insulation and other complementary building products, announced today the acquisition of Layman Brothers Contracting (“Layman”) based in Powhatan, Virginia.

Layman is a premier insulation installer with a 12 year operating history serving the greater Richmond, Virginia area through its diversified product offering and end market mix. Fiberglass and spray foam insulation installations represent approximately two-thirds of Layman’s revenue and rain gutters account for the remaining third, with approximately half its revenue from new single family residential construction and the remainder split across the multifamily, commercial and repair and remodel end markets. Layman had revenue of approximately $13.7 million for the full year ending December 31, 2014.

The Company also announced today the acquisition of Bluegrass Insulation of Bowling Green (“Bluegrass”), based in Bowling Green, Kentucky, which enhances the Company’s presence in select markets in Kentucky and Tennessee with revenue of approximately $1.3 million for the full year ending December 31, 2014.

“We are pleased to announce the additions of Layman and Bluegrass to the IBP team as we continue to expand our national platform,” stated Jeff Edwards, Chairman and Chief Executive Officer of IBP. “Layman adds an established and diversified insulation installer to our Company while further strengthening our position in the improving mid-Atlantic region. Bluegrass provides us with a strategically positioned satellite branch for our existing operations in the greater Nashville, Tennessee area. We look forward to both of these acquisitions contributing immediately to our operations and we remain committed to further expanding our national network of attractively positioned branch locations.”

About Installed Building Products

Installed Building Products, Inc. is the nation’s second largest insulation installer for the residential new construction market and also a diversified installer of complementary building products, including garage doors, rain gutters, shower doors, closet shelving and mirrors, throughout the United States. The Company manages all aspects of the installation process for its customers, including direct purchases of materials from national manufacturers, supply of materials to job sites and quality installation. The Company offers its diverse portfolio of services for new and existing single-family and multifamily residential, and commercial building projects from its national network of branch locations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the impact of the acquisitions on and their contributions to our operations and our ability to execute on our growth strategy. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intends,” “plan,” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties come up from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Contact Information:

Investor Relations:

614-221-9944

investorrelations@installed.net